[LETTERHEAD OF SEMPLE & COOPER, LLP]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement, to be filed on October 30, 1998, of our report dated December 30, 1996, included in Capital Title Group, Inc.'s consolidated financial statements for the year ended October 31, 1996, and to the all references to our Firm included in this registration statement.


/s/ Semple & Cooper, LLP
------------------------
    Semple & Cooper, LLP
    Phoenix, Arizona

October 28, 1998